Exhibit 10.10

AMENDMENT NO.4 TO
AMENDED AND RESTATED
WALMART MONEY CARD PROGRAM AGREEMENT

This Amendment No.4 to the Amended and Restated Walmart MoneyCard Program Agreement (this "Amendment") is made as of September 15, 2017 ("Amendment Effective Date") by and among Wal-Mart Stores, Inc., a Delaware corporation, Wal-Mart Stores Texas L.L.C., a Delaware limited liability company, Wal-Mart Louisiana, LLC, a Delaware limited liability company, Wal Mart Stores Arkansas, LLC, an Arkansas limited liability company, Wal-Mart Stores East, L.P., a Delaware limited partnership and Wal-Mart Puerto Rico, Inc., a Puerto Rico corporation (each of the foregoing entities, individually and collectively, "Retailer"), (2) Green Dot Corporation ("GDC" or "Green Dot"), a Delaware corporation, and (3) Green Dot Bank, a Utah chartered Fed member bank and wholly owned subsidiary of GDC ("Bank"). Each of the foregoing parties is sometimes referred to herein as "Party," and collectively they are referred to as the "Parties."

WHEREAS, Retailer, Green Dot and Bank are party to that certain Amended and Restated Walmart Money Card Program Agreement, dated as of May 1, 2015 (as amended, "Agreement");

WHEREAS, pursuant to the Agreement, Retailer markets and sells the Walmart MoneyCard prepaid card issued by Bank and serviced by Green Dot (the "MoneyCard");

WHEREAS, Retailer, Bank and Green Dot desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.     Definitions. Capitalized terms used in this Amendment and not specifically defined in this Amendment have the meaning ascribed to such terms in the Agreement. The following capitalized terms used in this Amendment have the meaning ascribed to such terms below:

(a) "2018 Tax Preparation Season" means the period commencing November 1, 2017 and ending May 1, 2018.

(b) "Approved Professional Tax Preparers" means a professional tax preparer that, subject to the provisions hereof has been authorized by Green Dot pursuant to a written contract between such tax preparer and Green Dot or Green Dot's Affiliate Santa Barbara Tax Products Group, to offer the MoneyCard to such tax preparer's customers as a means of receiving federal and/or state income tax refunds.

2.     2018 Tax Promotion. Notwithstanding the requirement of Section 2.4(a) of the Agreement that Products be made available for purchase exclusively at Stores and the Cardholder Website, Retailer hereby agrees that, solely during the 2018 Tax Preparation Season, Green Dot may distribute MoneyCards via Approved Professional Tax Preparers. As between the Parties, Green Dot shall be

Exhibit 10.10

solely and directly responsible for the actions and omissions of Approved Professional Tax Preparers in connection with such MoneyCard distribution. The Parties will mutually agree on eligibility criteria for Approved Professional Tax Preparers, and Green Dot shall not authorize any Approved Professional Tax Preparer to offer or distribute MoneyCard unless and until such proposed Authorized Professional Tax Preparer meets all such eligibility criteria. Upon twenty-four hours' written notice to Green Dot, Retailer may object to the offering or distribution of MoneyCards by an Approved Professional Tax Preparer and Green Dot will promptly (but not later than twenty-four hours after receipt of Retailer's objection) take such action as is necessary to halt such Approved Professional Tax Preparer from further offering or distributing MoneyCards if (a) such action is necessary to comply with Applicable Law; (b) Retailer has reason to believe that such Authorized Professional Tax Preparer is engaging in fraudulent or illegal activity in connection with the offering or distribution of MoneyCards; or (c) Retailer determines in good faith that the offering or distribution of MoneyCards by such Approved Professional Tax Preparer would adversely affect or cause harm to Retailer's reputation, good will, name, brand, or Retailer Marks.

3.     Miscellaneous. Except as expressly amended or supplemented hereby, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver this Amendment electronically, including by facsimile.

IN WITNESS WHEREOF, Retailer, Bank and Green Dot have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the Amendment
Effective Date.

WAL-MART STORES, INC.
WAL-MART STORES ARKANSAS, LLC
WAL-MART STORES EAST, L.P.
WAL-MART STORES TEXAS, L.L.C.
WAL-MART LOUISIANA, L.L.C
WAL-MART PUERTO RICO, INC.

By:    /s/ Kirsty Ward
Name: Kirsty Ward
Title: Vice President
GREEN DOT BANK By: /s/ Mary Dent Name: Mary Dent Title: CEO

GREEN DOT CORPORATION By: /s/ Steven W. Streit Name: Steven W. Streit Title: CEO